Energy and Power Solutions, Inc.
2007 STOCK AWARD PLAN
STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2007 Stock Award Plan shall have the same defined meanings in this Stock Option Agreement.

I.           NOTICE OF STOCK OPTION GRANT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	____________________________________________
Vesting Commencement Date:	(Same as date of grant – fill in)______________________
Exercise Price per Share:	$____________________________________________
Total Number of Shares Granted:	____________________________________________
Total Exercise Price:	$____________________________________________
Type of Option:	__	Incentive Stock Option
	__	Nonstatutory Stock Option
Expiration Date: As provided in Section 3 of the Stock Option Agreement.
Vesting Schedule:  This Option shall be vested according to the following vesting schedule:

25% of the Shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date, subject to Optionee continuing to be a Service Provider on such dates and 2.0833% monthly thereafter.

Termination Period: To the extent vested, this Option shall be exercisable during its term as provided in Section 3 of the Stock Option Agreement.
Exercise Schedule: Same as the Vesting Schedule; provided that the Option may not be exercised after the expiration of its term.

II.           STOCK OPTION AGREEMENT

1.           Grant of Option.  The Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.  To the extent that Optionee holds, or will hold as a result of such exercise, capital stock constituting more than 1% or more of the Company’s outstanding capital stock (based on the Company’s outstanding capital stock, warrants, convertible securities, stock options and shares reserved for issuance under the Plan, in each case on an as-converted-to-common-stock basis), the grant of the Option is further subject to the Optionee entering into a certain voting agreement with certain of the existing shareholders of the Company (the “Voting Agreement”) attached hereto as Exhibit A, whereby, Optionee agrees to vote its Company Stock (as defined in the Voting Agreement) in the manner set forth in the Voting Agreement, and, in addition, to grant the Company an irrevocable proxy coupled with an interest, pursuant to the relevant provisions of the California Corporations Code (or, in the event the Company changes its state of incorporation, pursuant to any comparable law of the Company’s state of incorporation), to vote, or to execute and deliver written consents or otherwise act in respect of the Shares (as defined in the Voting Agreement) in the manner required therein, as fully, to the same extent and with the same effect as Optionee might or could do under applicable laws or regulations governing the rights and powers of shareholders of a corporation incorporated under the laws of the Company’s state of incorporation.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that the Option exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.           Exercise of Option.

(a)           Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic delivery of an executed exercise notice (in accordance with this Option Agreement and in a form provided by the Company, including the Exercise Notice attached hereto as Exhibit B) from the Optionee (or other person entitled to exercise the Option), (ii) full payment for the Shares with respect to which the Option is exercised, (iii) payment of any required tax withholding; (iv) an executed copy of the Voting Agreement in the form attached hereto as Exhibit A, if required pursuant to Section 1 hereof and (v) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c)           Legal Compliance. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.

3.           Term.  Optionee may not exercise the Option before the commencement of its term or after its term expires.  During the term of the Option, Optionee may only exercise the Option to the extent vested.  The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)           With respect to the unvested portion of the Option, upon termination of your continuous service as a Service Provider;

(b)           With respect to the vested portion of the Option, ninety (90) days after the termination of your continuous service as a Service Provider for any reason other than your Disability, death or termination for cause;

(c)           With respect to the vested portion of the Option, immediately upon the termination of your continuous service as a Service Provider for “Cause,” as determined by the Administrator, in its sole discretion;

(d)           With respect to the vested portion of the Option, twelve (12) months after the termination of your continuous service as a Service Provider due to your Disability or death;

(e)           Immediately prior to the close of certain Corporate Transactions, pursuant to Section 13 of the Plan; or

(f)           The day before the tenth (10th) anniversary of the Date of Grant.

(g)           Notwithstanding the foregoing, if the Participant's continuous service as a Service Provider terminates as provided in Sections 3(b), 3(d) and 3(e), and the Participant is precluded either by federal or state securities laws from either (i) receiving the Shares upon the exercise of the Participant's Option or (ii) selling the Shares received upon the exercise of the Participant's Option, so that the Participant has less than thirty (30) days during the period from the termination of Participant's continuous service as a Service Provider to the expiration date of the Option in which the Participant would be permitted under federal or state securities laws to either exercise the Option and receive the Shares or to sell the Shares received upon the exercise of the Option, then the period for exercising this Option following the termination of Participant's continuous service as a Service Provider shall automatically be extended so that the Participant has a period of thirty (30) days in which to exercise the Participant's Option measured from the date the Company may legally issue the Shares subject to the Option to Participant and the Participant may legally sell such Shares. In no event shall the Option be exercisable after the maximum term provided for the Option. The determination of whether the Company is precluded by federal or state securities laws from issuing the Shares upon the exercise of the Option or the Participant is precluded from selling the Shares subject to the Option by federal or state securities laws shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

4.           Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash or check;

(b)           consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c)           surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for such period of time on the date of surrender that will avoid an expense for financial accounting purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.  Shares from this Option may be used to pay the exercise price if (i) the Company, in its sole discretion, at the time of exercise, permits such consideration and (ii) such exercise will not increase the compensation expense for financial accounting purposes related to this Option.

5.           Optionee’s Representations.  In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

6.           Lock-Up Period.  Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules.  The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6.  This Section 6 shall not apply to Shares registered in the public offering under the Securities Act.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

7.           Non-Transferability of Option.  Other than as set forth in the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.           Tax Obligations.

(a)           Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)           Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

9.           Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of California.

10.           No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	ENERGY AND POWER SOLUTIONS, INC.

Signature	By

Print Name	Title

Residence Address